UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Shiba Koen Annex 6 f, Shiba Koen 3-chome, Minato-ku, Tokyo Japan	105-0011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +813-6409-6761

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2023, the Board of Directors (the “Board”) of Aerwins Technology, Inc. (the “Company”) approved the Amended and Restated Bylaws adopted on September 26, 2023 (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws reduced the required quorum at all meetings of the Company’s stockholders for the transaction of business, except as otherwise provided by statute or by the Company’s articles of incorporation, as amended, to one-third (33⅓%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (the “Reduced Quorum Requirement”). The Company’s bylaws previously provided that the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote would constitute a quorum at all meetings of stockholders for the transaction of business.

The description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

As part of an evaluation of all areas of the Company’s business, management has determined that redesigning its XTURISMO Ltd Edition prototype 1 hoverbike would position it more favorably for wider markets, including the United States and Europe. These enhancements are expected to include an alternative powerplant and fuel source, airframe stabilization, use of more efficient rotors with safety features, an upgraded driver seat and enclosure, use of a harness-based wiring system and redesigned onboard electronic systems, among other things.

The Company is in discussion with potential joint venture partners who are U.S. Federal Aviation Administration approved and offer an increased level of technical and engineering and financial support that management believes will enable the Company to implement the enhancements to its hoverbike and thus expand its potential to enter new markets.

Also, the Company has evaluated the viability of other areas of its business which it considers non-core in light of its limited working capital and desire to further enhance its core business of developing the XTURISMO Ltd. hoverbike. The non-core areas include the COSMOS unmanned traffic management system, including further development of advancements to this system and the shared computing service business. Based on this evaluation, the Company is considering strategic alternatives for its non-core operations including, but not limited to possible sale or other disposition of these assets.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Bylaws adopted on September 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2023	AERWINS Technologies Inc.

	By:	/s/ Taiji Ito
Kiran Sidhu
Executive Chairman

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